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                                                                    Exhibit 21.1


                                  SUBSIDIARIES

Wareforce Incorporated a California corporation (Wareforce also operates under the trade name Kennsco Technical Services and owns 100% of Los Angeles Micromart, Inc. Los Angeles Micromart is a dormant corporation which formerly did business as Personal Support Computer ("PSC"))




C.Y. Investment Inc.                             a California corporation
D/b/a Impres Technology
D/b/a Advanced Optical Distribution ("AOD")